Exhibit 99.1

Contact:

Primo Water Corporation

David Mills, Chief Financial Officer

(336) 331-4000

ICR Inc.

Katie Turner

(646) 277-1228

Primo Water Announces Second Quarter Financial Results

Reports Second Quarter 2019 Net Sales and Profitability In-Line with Company Expectations

Updates 2019 Annual Outlook

WINSTON-SALEM, N.C., August 5, 2019 -- Primo Water Corporation (Nasdaq: PRMW) today reported financial results for the second quarter and six months ended June 30, 2019.

Business Highlights:

●	Net sales of $79.3 million

●	Exchange net sales increased 5.0% to $21.0 million

●	Record Dispenser sell-thru units of 218,000

●	U.S. Exchange same-store sales unit growth of 13.4%

(All comparisons above are with respect to the second quarter ended June 30, 2018)

“Our team continued to execute on our strategic initiatives in the second quarter with net sales and profitability in-line with our expectations,” commented Matt Sheehan, Primo Water’s President and Chief Executive Officer.  “Our Exchange and Dispenser businesses continue to grow while we made progress to improve operations in the Refill business, which resulted in a sequential improvement over the first quarter. Going forward, we expect continued strong growth in our Exchange and Dispenser businesses in the second half of 2019 from our marketing initiatives as well as location expansion. In Refill, we expect the operational and marketing initiatives to continue to drive same-store sales improvements. Lastly, I am excited about new promotional activities in the second half of 2019 that we believe will drive future growth.”

Second Quarter Results

Net sales were $79.3 million compared to $75.8 million for the prior year quarter, and near the high-end of our expectations. Dispenser segment net sales were $16.0 million compared to $11.1 million for the prior year quarter, driven by consumer demand, or sell-thru of 218,000 units. Exchange net sales increased to $21.0 million from $20.0 million for the prior year quarter, driven by continued strength in U.S. same-store unit sales, which increased to 13.4%. Refill net sales decreased to $42.3 million from $44.7 million for the prior year quarter, primarily due to fewer locations and lower overall sales volumes.

Gross margin percentage was 26.6%, compared to 30.4% for the prior year quarter. The decrease was a result of the increase in sales mix for Dispensers, which represented 20.2% of total sales compared to 14.6% in the prior year quarter, as well as lower margins in Refill and Exchange. Dispenser gross margin for the quarter increased to 10.2% from 9.9%. Exchange gross margin decreased to 30.7% from 32.5%, primarily related to the investments the Company is making in the free water program, which it believes is driving the growth in both Dispensers and Exchange. Refill gross margin for the quarter decreased to 30.7% from 34.6%, as a result of the lower volume and incremental operating costs related to addressing downtime.

Selling, general and administrative expenses decreased to $8.8 million from $9.6 million for the prior year quarter, primarily due to reduced employee-related costs.

Interest expense decreased to $2.7 million from $11.2 million for the prior year quarter. The decrease was primarily due to the impact of the refinancing of the Company’s outstanding indebtedness in June 2018, which resulted in reduced indebtedness and lower interest rates under the current credit facility compared to the prior credit arrangements.

U.S. GAAP net income was $0.9 million, or $0.02 per diluted share, compared to net income of $0.5 million, or $0.01 per diluted share in the prior year quarter. Adjusted net income, a non-U.S. GAAP measure, was $3.3 million, or $0.08 per diluted share, compared to adjusted net income of $4.5 million, or $0.12 per diluted share, for the prior year quarter.

Adjusted EBITDA, a non-U.S. GAAP measure, was $13.4 million compared to $15.0 million for the prior year quarter.

Outlook

For the full year 2019, given the retail headwinds, along with new promotional activities the Company now expects net sales to be in the range of $312.0 million to $320.0 million, and adjusted EBITDA to be in the range of $56.0 million to $58.0 million.

For the third quarter of 2019, the Company expects net sales of $84.0 million to $87.0 million and adjusted EBITDA of $17.0 million to $18.0 million.

The Company does not provide guidance for the most directly comparable GAAP measure to adjusted EBITDA, net income, and similarly cannot provide a reconciliation between its forecasted adjusted EBITDA and net income metrics without unreasonable effort due to the unavailability of reliable estimates, which include interest expense and special items. These items, among others, are not within the Company’s control and may vary greatly between periods and could significantly impact future financial results.

Conference Call and Webcast

Primo will host a conference call with Matt Sheehan, President and Chief Executive Officer, and David Mills, Chief Financial Officer, to discuss its financial results at 4:30 p.m. ET today, August 5, 2019. The call will be broadcast live over the Internet hosted at the Investor Relations section of Primo Water's website at www.primowater.com, and will be archived online through August 19, 2019. In addition, listeners may dial (866) 712-2329 in North America, and international listeners may dial (253) 237-1244.

About Primo Water Corporation

Primo Water Corporation (Nasdaq: PRMW) is an environmentally and ethically responsible company with the purpose of inspiring healthier lives through better water. Primo is North America's leading single source provider of water dispensers, multi-gallon purified bottled water, and self-service refill drinking water. Primo’s Dispensers, Exchange and Refill products are available in approximately 45,000 retail locations and online throughout the United States and Canada. For more information and to learn more about Primo Water, please visit our website at www.primowater.com.

Forward-Looking Statements

Certain statements contained herein are not based on historical fact and are "forward-looking statements" within the meaning of the applicable securities laws and regulations. These statements include the Company’s financial guidance; our belief that operational and marketing initiatives will continue to drive same-store sales improvements; our belief that new promotional activities will drive further growth; and our expectations regarding our Dispenser, Exchange and Refill business for the balance of 2019. These statements can otherwise be identified by the use of words such as "anticipate," "believe," "could," "estimate," "expect," "feel," "forecast," "intend," "may," "plan," "potential," “predict,” "project," “seek,” "should," "would,” “will,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those stated herein. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the loss of major retail customers of the Company or the reduction in volume or change in timing of purchases by major retail customers; the consolidation of retail customers and disruption of the retail business model; lower than anticipated consumer and retailer acceptance of and demand for the Company's products and services; difficulties realizing expected growth in Refill sales volume and net sales from operational issues related to downtime of certain Refill machines, and the potential that increases in Refill prices will be offset by lower Refill sales volume; the highly competitive environment in which we operate and the entry of a competitor with greater resources into the marketplace; risks that we may incur operating losses in the future; competition and other business conditions in the water and water dispenser industries in general; adverse changes in the Company's relationships with its independent bottlers, distributors and suppliers in its Exchange business; the potential that our distributors do not perform to our retailers’ expectations, that we may have difficulty managing our distributor operations or that we or our distributors are not able to manage our growth effectively; our inability to obtain capital when desired on favorable terms, if at all, and the potential dilution such capital acquisition may have on our existing stockholders; the loss of key Company personnel; risks related to fluctuations in currency exchange rates and international political uncertainties, particularly with China; risks associated with the Company’s potential expansion into international markets, and our recent entrance into a partnership with a third party in Mexico related to Mexico refill operations, that could be harmful to our business and operations; recently imposed tariffs that cover certain of our products, the potential for increases in existing tariffs or new tariffs, which may materially adversely affect our business, and other potential changes in international trade relations implemented by the U.S. presidential administration; risks related to contamination of the water we sell; the risks posed to our Refill business by electrical outages, localized municipal tap water system shut-downs, “boil water” directives or increases in the cost of electricity or municipal tap water; the misuse of components of our Dispensers by end users; interruption or disruption of our supply chain, distribution channels, bottling and distribution network or third-party service providers; the Company’s experiencing product liability, product recall or higher than anticipated rates of sales returns associated with product quality or safety issues; dependence on key management information systems; risks related to cyber breaches, cybersecurity lapses or a failure or corruption of one or more of our key information technology systems, networks, processes, associated sites or service providers, and our ability to maintain confidential or credit card information of third parties or other private data relating to the Company, its employees or any third party; changes related to the phase-out of LIBOR; risks related to inventory loss and theft of inventory and cash; the impact of impairment of intangibles on our results of operations; risks related to the brand unification in our Refill segment; our ability to effectively implement certain strategic marketing and brand activation strategies, the incurrence of potentially significant and unanticipated costs, resources and time associated with the development and implementation of new marketing and brand activation strategies, and the risk that such strategies are ultimately ineffective; our ability to build and maintain our brand image and corporate reputation; the Company's inability to efficiently expand operations and capacity to meet growth; the Company's inability to develop, introduce and produce new product offerings within the anticipated timeframe or at all; general economic conditions; the possible adverse effects that decreased discretionary consumer spending may have on the Company’s business; risks related to acquisitions and investments in new product lines, business or technologies; risks related to activist stockholders, including the incurrence of substantial costs, diversion of management’s attention and resources and the related impacts on our business; changes in the regulatory framework governing the Company's business; significant liabilities or costs associated with litigation or other legal proceedings; the possibility that our ability to use our net operating loss carryforwards in the United States may be limited; the restrictions imposed upon our business as a result of the restrictive covenants contained in our credit agreements; the Company’s inability to comply with its covenants in its credit facility; the possibility that we may fail to generate sufficient cash flow to service our debt obligations; the negative effects that global capital and credit market issues may have on our liquidity; the costs of borrowing on our operations as well as other risks described more fully in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed on March 6, 2019 and its subsequent filings under the Securities Exchange Act of 1934. Forward-looking statements reflect management's analysis as of the date of this press release. The Company does not undertake to revise these statements to reflect subsequent developments, other than in its regular, quarterly earnings releases or as otherwise required by applicable securities laws.

Use of Non-U.S. GAAP Financial Measures

To supplement its financial statements, the Company provides investors with information related to adjusted EBITDA and adjusted net income, which are not financial measures calculated in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). Adjusted EBITDA is calculated as net (loss) income before depreciation and amortization; interest expense, net; income tax benefit; change in fair value of warrant liability; non-cash, stock-based compensation expense; special items; and impairment charges and other. Adjusted net income is defined as net (loss) income less income tax benefit; change in fair value of warrant liability; non-cash, stock-based compensation expense; special items; impairment charges and other; and debt refinancing costs. The Company believes these non-U.S. GAAP financial measures provide useful information to management, investors and financial analysts regarding certain financial and business trends relating to the Company’s financial condition and results of operations. Management uses these non-U.S. GAAP financial measures to compare the Company's performance to that of prior periods for trend analyses and planning purposes. These non-U.S. GAAP financial measures are also presented to the Company’s Board of Directors and adjusted EBITDA is used in its credit agreements.

Non-U.S. GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. These non-U.S. GAAP measures exclude significant expenses that are required by U.S. GAAP to be recorded in the Company's financial statements and are subject to inherent limitations.

FINANCIAL TABLES TO FOLLOW

Primo Water Corporation
Condensed Consolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018

Net sales	$79,261	$75,802	$149,308	$149,461
Operating costs and expenses:
Cost of sales	58,203	52,729	109,724	106,150
Selling, general and administrative expenses	8,768	10,010	19,096	19,285
Special items	1,152	410	1,413	487
Depreciation and amortization	7,292	6,114	13,845	12,171
Loss on disposal of property and equipment and other	252	111	327	244
Total operating costs and expenses	75,667	69,374	144,405	138,337
Income from operations	3,594	6,838	4,903	11,609
Interest expense, net	2,721	11,158	5,302	16,444
Income (loss) before income taxes	873	(4,320)	(399)	(4,835)
Income tax benefit	–	(4,771)	–	(6,496)
Net income (loss)	$873	$451	$(399)	$1,661

Earnings (loss) per common share:
Basic	$0.02	$0.01	$(0.01)	$0.05
Diluted	$0.02	$0.01	$(0.01)	$0.05

Weighted average shares used in computing
earnings (loss) per share:
Basic	40,389	35,920	40,342	34,549
Diluted	41,043	37,232	40,342	35,836

Primo Water Corporation
Segment Information
(Unaudited; in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Segment net sales
Refill	$42,276	$44,736	$80,601	$86,211
Exchange	21,003	20,007	40,355	38,265
Dispensers	15,982	11,059	28,352	24,985
Total net sales	$79,261	$75,802	$149,308	$149,461
Segment income from operations
Refill	11,477	13,894	21,561	25,478
Exchange	5,894	6,030	11,362	11,293
Dispensers	1,125	842	1,709	1,986
Corporate	(6,206)	(7,293)	(14,144)	(14,246)
Special items	(1,152)	(410)	(1,413)	(487)
Depreciation and amortization	(7,292)	(6,114)	(13,845)	(12,171)
Loss on disposal of property and equipment and other	(252)	(111)	(327)	(244)
	$3,594	$6,838	$4,903	$11,609

Segment gross margin:
Refill	30.7%	34.6%	30.4%	33.1%
Exchange	30.7%	32.5%	30.8%	32.0%
Dispensers	10.2%	9.9%	9.4%	10.1%
Total gross margin	26.6%	30.4%	26.5%	29.0%

Other:
Exchange U.S. same-store unit growth	13.4%	9.7%	13.5%	9.6%

Refill five-gallon equivalent units	22,837	24,353	43,282	48,336
Exchange five-gallon equivalent units	4,369	4,076	8,463	7,792

Sell-thru of Dispenser units	218	185	403	380

Primo Water Corporation
Condensed Consolidated Balance Sheets
(In thousands, except par value data)

	June 30,	December 31,
	2019	2018
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,277	$7,301
Accounts receivable, net	24,634	19,179
Inventories	13,742	9,965
Prepaid expenses and other current assets	6,948	7,004
Total current assets	49,601	43,449

Bottles, net	5,405	4,618
Property and equipment, net	103,637	95,627
Operating lease right-of-use assets	3,604	–
Intangible assets, net	75,832	78,671
Goodwill	92,015	91,814
Promissory note	3,128	–
Other assets	669	661
Assets held-for-sale at fair value	–	5,288
Total assets	$333,891	$320,128

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$29,899	$25,191
Accrued expenses and other current liabilities	8,755	8,274
Current portion of long-term debt and finance leases	11,514	11,159
Total current liabilities	50,168	44,624

Long-term debt and finance leases, net of current portion and debt issuance costs	187,860	178,966
Operating leases, net of current portion	2,134	–
Other long-term liabilities	1,191	607
Liabilities held-for-sale at fair value	–	1,438
Total liabilities	241,353	225,635

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value - 10,000 shares authorized, none issued and outstanding	–	–
Common stock, $0.001 par value - 70,000 shares authorized, 39,185 and 38,567 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively	39	39
Additional paid-in capital	423,729	424,635
Accumulated deficit	(329,325)	(328,599)
Accumulated other comprehensive loss	(1,905)	(1,582)
Total stockholders’ equity	92,538	94,493
Total liabilities and stockholders’ equity	$333,891	$320,128

Primo Water Corporation
Consolidated Statements of Cash Flows
(Unaudited; in thousands)

	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities:
Net (loss) income	$(399)	$1,661
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	13,845	12,171
Loss on disposal of property and equipment and other	327	244
Stock-based compensation expense	2,493	2,679
Non-cash interest expense	170	2,445
Bad debt expense	53	170
Deferred income tax benefit	–	(6,496)
Realized foreign currency exchange (gain) loss and other, net	(200)	399
Changes in operating assets and liabilities:
Accounts receivable	(5,426)	(5,065)
Inventories	(3,762)	(1,638)
Prepaid expenses and other current assets	215	(1,126)
Operating lease right-of-use assets	560	–
Accounts payable	2,624	5,248
Accrued expenses and other current liabilities	(1,117)	(513)
Operating lease liabilities	(518)	–
Net cash provided by operating activities	8,865	10,179

Cash flows from investing activities:
Purchases of property and equipment, net	(12,429)	(8,208)
Purchases of bottles, net of disposals	(1,767)	(1,117)
Proceeds from the sale of property and equipment	129	154
Proceeds from the sale of Ice Assets	400	–
Proceeds from redemption of investment in Glacier securities	–	3,648
Additions to intangible assets	(25)	(12)
Net cash used in investing activities	(13,692)	(5,535)

Cash flows from financing activities:
Borrowings under Revolving Credit Facilities	29,000	29,000
Payments under Revolving Credit Facilities	(18,900)	(22,000)
Borrowings under Term loans	–	190,000
Payments under Term loans	(4,750)	(184,140)
Payments upon redemption of Junior Subordinated Debentures	–	(87,629)
Finance lease payments	(1,186)	(818)
Proceeds from common stock issuance, net of costs	–	70,791
Proceeds from warrant exercises, net	68	9,486
Stock option and employee stock purchase activity	526	1,322
Bank overdraft	1,032	–
Payments for taxes related to net share settlement of equity awards	(3,994)	(8,361)
Debt issuance costs and other	–	(1,640)
Net cash provided by (used in) financing activities	1,796	(3,989)

Effect of exchange rate changes on cash and cash equivalents	7	(19)
Net (decrease) increase in cash and cash equivalents	(3,024)	636
Cash and cash equivalents, beginning of year	7,301	5,586
Cash and cash equivalents, end of period	$4,277	$6,222

Supplemental cash flow information:
Promissory note received in exchange for sale of ice assets	$3,278	$–

Primo Water Corporation
Non-GAAP EBITDA and Adjusted EBITDA Reconciliation
(Unaudited; in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net income (loss)	$873	$451	$(399)	$1,661
Depreciation and amortization	7,292	6,114	13,845	12,171
Interest expense, net	2,721	11,158	5,302	16,444
Income tax benefit	–	(4,771)	–	(6,496)
EBITDA	10,886	12,952	18,748	23,780
Non-cash, stock-based compensation expense	1,018	1,387	2,493	2,679
Special items (1)	1,152	410	1,413	487
Loss on disposal of property and equipment and other	352	216	522	400
Adjusted EBITDA	$13,408	$14,965	$23,176	$27,346

Primo Water Corporation
Non-GAAP Adjusted Net Income
(Unaudited; in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018

Net income (loss)	$873	$451	$(399)	$1,661
Income tax benefit	–	(4,771)	–	(6,496)
Income (loss) before income taxes	873	(4,320)	(399)	(4,835)
Non-cash, stock-based compensation expense	1,018	1,387	2,493	2,679
Special items (1)	1,152	410	1,413	487
Loss on disposal of property and equipment and other	252	111	327	244
Debt refinancing costs	–	6,864	–	6,864
Adjusted net income	$3,295	$4,452	$3,834	$5,439

Adjusted earnings per share:
Basic	$0.08	$0.12	$0.10	$0.16
Diluted	$0.08	$0.12	$0.09	$0.15

Weighted average shares used in computing earnings (loss) per share:
Basic	40,389	35,920	40,342	34,549
Diluted	41,043	37,232	41,084	35,836

(1) Within “Special items” are certain expense items which we do not believe to be indicative of our core operations, or we believe are significant to our current operating results warranting separate classification. These charges generally include (i) acquisition-related expenses including fees payable to financial, legal, accounting and other advisors and (ii) expenses associated with restructuring and other costs.